As filed with the Securities and Exchange Commission on January 24, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________________

THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3240619
(State or other jurisdiction of incorporation or organization) 58 South Service Road Melville, New York (Address of principal executive offices)	(I.R.S. Employer Identification Number) 11747 (Zip Code)

THE HAIN CELESTIAL GROUP, INC.
Amended and Restated 2002 Long Term Incentive and Stock Award Plan

Irwin D. Simon
Chairman of the Board,
President and Chief Executive Officer
The Hain Celestial Group, Inc.
58 South Service Road
Melville, New York 11747
(Name and address of agent for service)
(631) 730-2200
(Telephone number, including area code, of agent for service)
______________________________

copy to:

Geoffrey E. Liebmann, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
(212) 701-3000
______________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $.01 per share	2,750,000 shares (3)	$28.945	$79,598,750	$8,518

(1)       Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)       Computed in accordance with Rule 457(c) under the Securities Act of 1933, as amended, by averaging the high and low sales prices of the Registrant’s common stock reported on the Nasdaq Global Select Market on January 23, 2007.

(3)       Represents shares of Common Stock issuable pursuant to The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan.

EXPLANATORY NOTE

The Hain Celestial Group, Inc. (“Hain” or the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 2,750,000 shares of common stock authorized for issuance under the Registrant’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan (the “2002 Plan”). A registration statement on Form S-8 (File No. 333-102017) was filed with the Securities and Exchange Commission (the “Commission”) on December 19, 2002, covering the registration of 1,600,000 shares authorized for issuance under the 2002 Plan. A registration statement on Form S-8 (File No. 333-111881) was filed with the Commission on January 13, 2004, covering the registration of an additional 1,500,000 shares authorized for issuance under the 2002 Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 2,750,000 shares under the 2002 Plan. Pursuant to such Instruction E, the contents of the registration statements on Form S-8 (File Nos. 333-102017 and 333-111881) are incorporated herein by reference. The current registration of 2,750,000 shares will increase the number of shares registered under the 2002 Plan from 3,100,000 shares to 5,850,000 shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. DOCUMENTS INCORPORATED BY REFERENCE.

The following documents have been filed by the Registrant with the Commission and are hereby incorporated by reference in this Registration Statement:

(1)	Hain’s annual report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2006;

(2)	Hain’s quarterly report on Form 10-Q filed with the SEC for the fiscal quarter ended September 30, 2006;

(3)	Hain’s current reports on Form 8-K filed with the SEC on November 3, 2006, December 18, 2006, and January 11, 2007; and

(4)	the description of Hain’s common stock contained in its registration statement on Form 8-A/A dated November 12, 1993, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon for the Registrant by Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005. Cahill Gordon & Reindel LLP acts as the Registrant’s regular outside counsel. Roger Meltzer, a partner of Cahill Gordon & Reindel LLP, is also a member of the Registrant’s board of directors. Mr. Meltzer receives compensation as a board member.

ITEM 8. EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
4(a)	The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan.
5(a)	Opinion of Cahill Gordon & Reindel LLP.
23.1(a)	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2(a)	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5).
24(a)	Powers of Attorney (included on signature pages of this Registration Statement).

———————
(a) filed herewith

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on January 24, 2007.

THE HAIN CELESTIAL GROUP, INC.

By:  /s/ Ira. J. Lamel
        Name:  Ira J. Lamel
        Title:    Executive Vice President and
                     Chief Financial Officer

Each person whose signature appears below in so signing also makes, constitutes and appoints Irwin D. Simon and Ira J. Lamel, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all amendments and post-effective amendments to this registration statement, and any registration statement or statements on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to shares of common stock of the Company to be issued under The Hain Celestial Group, Inc. 2002 Long Term Incentive and Stock Award Plan, and to file the same (including any amendments to such registration statement and any additional registration statements filed in accordance with General Instruction E to Form S-8 to register additional securities), and all post-effective amendments thereto, together with exhibits to any such registration statements or amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or said attorney-in-fact’s substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of January 24, 2007, by the following persons in the capacities indicated.

Name	Title

/s/ Irwin D. Simon Irwin D. Simon	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
/s/ Ira J. Lamel Ira J. Lamel	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
/s/ Barry J. Alperin Barry J. Alperin	Director
/s/ Beth L. Bronner Beth L. Bronner	Director
/s/ Jack Futterman Jack Futterman	Director
/s/ Daniel R. Glickman Daniel R. Glickman	Director
/s/ Marina Hahn Marina Hahn	Director
/s/ Andrew R. Heyer Andrew R. Heyer	Director
/s/ Roger Meltzer Roger Meltzer	Director
/s/ Mitchell A. Ring Mitchell A. Ring	Director
/s/ Lewis D. Schiliro Lewis D. Schiliro	Director
/s/ Larry S. Zilavy Larry S. Zilavy	Director

INDEX TO EXHIBITS

Exhibit	Description
4(a)	The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan.
5(a)	Opinion of Cahill Gordon & Reindel LLP.
23.1(a)	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2(a)	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5).
24(a)	Powers of Attorney (included on signature pages of this Registration Statement).
———————
(a) filed herewith